Exhibit (21)

Subsidiaries of Eastman Kodak Company
Companies Consolidated	Organized Under Laws of

Eastman Kodak Company	New Jersey
Laser-Pacific Media Corporation	Delaware
FPC, Inc.	California
PracticeWorks, Inc.	Delaware
Qualex Inc.	Delaware
Qualex Canada Photofinishing Inc.	Canada
Eastman Gelatine Corporation	Massachusetts
OREX Computed Radiography U.S., Inc.	Delaware
Pakon, Inc.	Indiana
Kodak Imaging Network, Inc. (formerly Ofoto, Inc.)	Delaware
Eastman Canada Company	Canada
Kodak Canada Inc.	Canada
Kodak Graphic Communications Canada Company	Canada
Creo Capital Netherlands B.V.	Netherlands
Creo EMEA S.A	Belgium .
Kodak Argentina S.A.I.C.	Argentina
Kodak Chilena S.A. Fotografica	Chile
Kodak Americas, Ltd.	New York
Kodak Venezuela, S.A.	Venezuela
Kodak (Near East), Inc.	New York
Kodak (Singapore) Pte. Limited	Singapore
Kodak Philippines, Ltd.	New York
Kodak Polychrome Graphics Company Ltd.	Barbados
Kodak Limited	England
Cinesite (Europe) Limited	England
Kodak India Limited	India
Kodak International Finance Limited	England
Kodak Polska Sp.zo.o	Poland
Kodak OOO	Russia
Kodak Czech Spol s.r.o.	Czech Republic
Kodak S.A.	France
Kodak-Pathe SAS	France
Trophy Radiologie S.A.	France
Kodak Verwaltung GmbH	Germany
Eastman Kodak Holdings B.V.	Netherlands
Eastman Kodak SA	Switzerland
Kodak Brasileira Comercio E Industria Ltda.	Brazil
Kodak Nederland B.V.	Netherlands
Kodak Polychrome Graphics Enterprises B.V.	Netherlands
Algotec Systems Ltd.	Israel
OREX Computed Radiography, Ltd.	Israel
Kodak (China) Investment Company Ltd.	China

Exhibit (21)
(Continued)

Companies Consolidated	Organized Under Laws of

Eastman Kodak Company
Kodak Korea Ltd.	South Korea
Kodak New Zealand Limited	New Zealand
Kodak (Australasia) Pty. Ltd.	Australia
Kodak (South Africa) (Proprietary) Limited	South Africa
Kodak (Egypt) S.A.E.	Egypt
Kodak (Malaysia) Sdn.Bhd.	Malaysia
Kodak (Taiwan) Limited	Taiwan
Eastman Kodak International Capital
Company, Inc.	Delaware
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Export de Mexico, S. de R.L. de C.V.	Mexico
Kodak Mexicana, S.A. de C.V.	Mexico
N.V. Kodak S.A.	Belgium
Kodak A/S	Denmark
Kodak Norge A/S	Norway
Kodak Societe Anonyme	Switzerland
Kodak (Hong Kong) Limited	Hong Kong
Kodak (Thailand) Limited	Thailand
Kodak Gesellschaft m.b.H.	Austria
Kodak Kft.	Hungary
Kodak Oy	Finland
Kodak S.p.A.	Italy
Kodak Portuguesa Limited	New York
Kodak, S.A.	Spain
Kodak Nordic AB	Sweden
Kodak Japan Ltd.	Japan
K.K. Kodak Information Systems	Japan
Kodak Digital Product Center, Japan Ltd.	Japan
Kodak (China) Limited	Hong Kong
Kodak Electronic Products (Shanghai) Company
Limited	China
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak (Wuxi) Company Limited	China
Kodak (Xiamen) Company Limited	China
Kodak (Shanghai) International Trading
Co. Ltd.	China
Shanghai Da Hai Camera Co., Ltd.	China

Note: Subsidiary Company names are indented under the name of the parent company.